SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 24, 2004

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003
Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2004, BUCA, Inc. (“BUCA”) entered into a Forbearance Agreement and Amendment No. 3 to the Credit Agreement (as defined below), dated as of September 24, 2004 (the “Forbearance Agreement”), by and among BUCA, each of BUCA’s direct and indirect wholly owned subsidiaries (each, a “Guarantor”), Fleet National Bank, SunTrust Bank, Wells Fargo Bank, N.A. and U.S. Bank National Association (collectively, the “Lenders”).

Under the Forbearance Agreement, the Lenders have agreed, subject to the terms and conditions specified therein, to forbear until November 15, 2004 from exercising their rights and remedies arising as a result of BUCA’s breach of certain financial covenants under that certain Revolving Credit and Term Loan Agreement, dated as of September 30, 2002 (as amended, the “Credit Agreement”), by and among BUCA, each Guarantor and the Lenders. Pursuant to the Forbearance Agreement, BUCA is required, among other things, to (a) proceed diligently and in good faith to deliver to the Lenders by September 30, 2004 a proposed commitment letter or other exit financing plan in substantially final form from one or more reputable financial institutions setting forth the terms of a refinancing in full of the obligations under the Credit Agreement (which proposed commitment letter or financing plan must be acceptable to the Lenders); and (b) consummate a refinancing in full of the obligations under the Credit Agreement by November 15, 2004. In connection with executing the Forbearance Agreement, BUCA also paid a forbearance fee of $50,000 to the Lenders.

BUCA is currently negotiating a new credit facility with a new lender and expects that BUCA will satisfy the requirements specified in clauses (a) and (b) of the preceding paragraph. There can be no assurance, however, that BUCA will be able to deliver a satisfactory commitment letter or financing plan or consummate the required financing as BUCA’s ability to satisfy such requirements may be affected by a number of factors, including the results of negotiations between BUCA and the new lender and the terms of the proposed refinancing. BUCA disclaims any obligation to update any forward-looking statements.

The forgoing description of the Forbearance Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Forbearance Agreement and Amendment No. 3 to the Revolving Credit and Term Loan Agreement, dated as of September 24, 2004, by and among the Registrant, the Guarantors named therein, Fleet National Bank, SunTrust Bank, Wells Fargo Bank, N.A. and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2004	BUCA, INC.
(Registrant)

	By	/s/ Greg A. Gadel
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary